POWER OF ATTORNEY The undersigned, Thomas John Mueller, hereby constitutes and appoints Jeffrey Gutierrez and Mark Lin and each of them, jointly and severally, their lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission and any stock exchange or similar authority (or any other governmental or regulatory authority) Forms ID, 3, 4 and 5 under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules thereunder, or any other appropriate form, and all amendments thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to their holdings or beneficial ownership of securities issued by Semtech Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may do or lawfully cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, solely by virtue of serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned’s holdings or beneficial ownership of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in- fact. /s/ Thomas John Mueller October 6, 2023 Thomas John Mueller